                                                                     EXHIBIT 2.2

                                 TERMINATION OF
                             SUBSCRIPTION AGREEMENTS
                                       AND
                             STOCKHOLDERS AGREEMENT
                             OF CMI INDUSTRIES, INC.

         THIS IS AN AGREEMENT (this "Agreement") by and among CMI INDUSTRIES, INC., a Delaware corporation, formally known as CMI HOLDINGS, INC. ("CMI"), and the stockholders of CMI signatory hereto (each a "Stockholder" and collectively the "Stockholders") dated as of May 15, 1998.

         WHEREAS, CMI and certain stockholders of CMI entered into a Management Subscription Agreement dated as of December 23, 1986 and as amended as of April 14, 1989 (the "Management Subscription Agreement"), pursuant to which such stockholders purchased shares of CMI Common Stock, $1.00 par value per share (the "CMI Common Stock");

         WHEREAS, CMI and James A. Ovenden entered into a Subscription Agreement dated as of June 1, 1987 and as amended as of April 14, 1989 (the "Ovenden Subscription Agreement"), pursuant to which Mr. Ovenden purchased shares of CMI Common Stock;

         WHEREAS, CMI and Michael H. deHavenon entered into a Subscription Agreement dated as of November 9, 1988 (the "deHavenon Subscription Agreement") pursuant to which Mr. deHavenon purchased shares of CMI Common Stock;

         WHEREAS, CMI and Joseph L. Gorga entered into an agreement regarding the restriction of shares of CMI Common Stock purchased by Mr. Gorga dated as of October 21, 1997 (the "Gorga Agreement" and together with the Management Subscription Agreement, the Ovenden Subscription Agreement and the deHavenon Subscription Agreement collectively referred to herein as the "Subscription Agreements");

         WHEREAS, CMI and its stockholders entered into an Amended and Restated Stockholders Agreement dated as of February 14, 1992, as amended (the "Stockholders Agreement"); and

         WHEREAS, in connection with the merger agreement of near or even date herewith among CMI, CMI Management, Inc. ("CMI Management") and CMI Acquisitions, Inc., a wholly-owned subsidiary of CMI Management ("CMI Acquisitions"), pursuant to which CMI Acquisitions will be merged (the "Merger") into CMI and CMI will be become a wholly-owned subsidiary of CMI Management, and the proposed transfer of shares of CMI Common Stock by certain holders in exchange for shares of the $1.00 par value common stock of CMI Management ("Management Common Stock"), CMI and its stockholders desire to terminate the Stockholders Agreement and the Subscription Agreements and take certain related actions.

         In consideration of the mutual agreements set forth below and other good and valuable consideration, the mutuality, adequacy and sufficiency of which are hereby acknowledged, CMI and each of the Stockholders agree as follows:

         1. Termination of Subscription Agreements. CMI and each of the respective parties to the Management Subscription Agreement, the Ovenden Subscription Agreement, the deHavenon Subscription Agreement and the Gorga Agreement hereby terminate, as of the Effective Date, the respective Subscription Agreements. From and after the Effective Date, CMI and each of the respective parties to the Subscription Agreements shall have no further rights or obligations with respect to the respective Subscription Agreements.

         2. Certain Permitted Transferees. Section 4.2(a)(ii) of the Stockholders Agreement is amended to permit each of the Management Stockholders (as defined in the Stockholders Agreement) identified below to transfer pursuant to section 4.2(a)(ii) up to 10% of their respective shares of CMI Common Stock to a private charitable foundation in which, to the satisfaction of CMI Management, the transferring Management Stockholder controls the investment and other management decisions. Notwithstanding the foregoing, no such transfer may be made unless (x) CMI and CMI Management are given notice of the proposed transfer at least five business days prior to the transfer, (y) CMI and CMI Management approve of the documentation to be used in the transfer and determine in their discretion that neither the transfer of CMI Common Stock to such foundation nor the subsequent issuance of Management Common Stock to such foundation or others requires registration under the Securities Act of 1933, as amended, or any applicable state securities law, and (z) CMI Management otherwise approves of the proposed transfer. The Management Stockholders to whom the amendment contained in this section applies are: Steve F. Warren, The Warren Family Limited Partnership, J.R. Swetenburg, M.S. Bailey & Son, Bankers, Trustee for Julius A. Swetenburg, Ada S. Cain and John Richard Swetenburg III (separate trusts), Russell G. Vance, M.S. Bailey & Son, Bankers as Trustee under Trust for the benefit of C. Bailey Dixon, II, W. James Raleigh, John E. Sullivan, as trustee for Kimberly D. Raleigh and Christopher W. Raleigh (separate trusts), Thomas E. Davenport, Joseph B. Nelson, Anthony J. Raffo, and G. Thaddeus Williams.

         3. Termination of the Stockholders Agreement. CMI and each Stockholder who is a party to the Stockholders Agreement, hereby terminate, as of the Effective Date, the Stockholders Agreement. From and after the Effective Date, CMI and each such Stockholder shall have no further rights or obligations with respect to the Stockholders Agreement.

         4. Effective Date. The termination of the Stockholders Agreement and the Subscription Agreements shall be effective immediately preceding the date and times that Merger becomes effective (the "Effective Date"); provided however in the event that the Merger is not consummated on or prior to September 1, 1998, the termination of such Agreements will be of no force and effect whatsoever, and the Stockholders Agreement and the Subscription Agreements shall continue in full force and effect in accordance with their respective terms and conditions. The amendment to the

Stockholders Agreement shall become effective upon execution of this Agreement by the holders of not less than 75% of outstanding shares of CMI Common Stock.

         5. Authority; Survival. Each party thereto represents and warrants to the others (a) that said party has the requisite power and authority to enter into this Agreement and to carry out the terms and agreements of this Agreement, and (b) that the carrying out of the terms and conditions of this Agreement is not restricted by or in violation either of any applicable law to which such party is subject or of any agreement, commitment, order, ruling or proceeding to which such party is a party to or to which such party or any of its assets are subject.

         6. Further Assurances. Upon the execution of this Agreement and thereafter, each party to this Agreement agrees to do such things as may be reasonably request by the other parties to this Agreement in order more effectively to consummate or document the transactions contemplated by this Agreement.

         7. Miscellaneous.

                  A. Binding Nature. This Agreement is binding upon the parties hereto and their respective legal representatives, heirs, devisees, legatees or other successors and assigns and inures to the benefit of the parties hereto and their respective permitted legal representatives, heirs, devisees, legatees or other permitted successors and assigns.

                  B. Rules of Construction. Whenever the context so requires, the singular includes the plural, the plural includes the singular, and the gender of any pronoun includes the other genders. Titles and captions of or in this Agreement are inserted only as a matter of convenience and are not intended to be nor shall they be utilized for purposes of construing the meaning of this Agreement. The parties hereto agree that "party," "parties," "parties to this Agreement" and variations of such means each or all, as appropriate, of the persons who have executed and delivered this Agreement, each permitted successor or assign of such a party, and when appropriate to effect the binding nature of this Agreement for the benefit of another party, any other successor or assign of such a party.

                  C. Controlling Law. This Agreement is governed by, and shall be construed and enforced in accordance with, the laws of the State of Delaware.

                  D. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or its terms to produce or account for more than one of such counterparts.

         DULY EXECUTED by the parties as of the day and year first above written.

                                          CMI INDUSTRIES, INC.


This      day of              , 1998      By:
     ----        -------------               -------------------------------------------------
                                          Title:
                                                ----------------------------------------------

This      day of              , 1998
     ----        -------------            ----------------------------------------------------
                                          James B. Barton

This      day of              , 1998
     ----        -------------            ----------------------------------------------------
                                          John T. Cavanagh

This      day of              , 1998
     ----        -------------            ----------------------------------------------------
                                          James H. Coleman

This      day of              , 1998
     ----        -------------            ----------------------------------------------------
                                          Michael H. deHavenon

This      day of              , 1998
     ----        -------------            ----------------------------------------------------
                                          Thomas E. Davenport

This      day of              , 1998
     ----        -------------            ----------------------------------------------------
                                          McArthur A. George

This      day of              , 1998
     ----        -------------            ----------------------------------------------------
                                          Joseph L. Gorga

This      day of              , 1998
     ----        -------------            ----------------------------------------------------
                                          Joshua T. Hamilton

This      day of              , 1998
     ----        -------------            ----------------------------------------------------
                                          William R. Hill

This      day of              , 1998
     ----        -------------            ----------------------------------------------------
                                          Barry L. Hooks

This      day of              , 1998
     ----        -------------            ----------------------------------------------------
                                          Robert E. Hooks

This      day of              , 1998
     ----        -------------            ----------------------------------------------------
                                          G. Gregory Link

This      day of              , 1998
     ----        -------------            ----------------------------------------------------
                                          Leon J. McCullough

This      day of              , 1998
     ----        -------------            ----------------------------------------------------
                                          Joseph B. Nelson

This      day of              , 1998
     ----        -------------            ----------------------------------------------------
                                          James A. Ovenden

This      day of              , 1998
     ----        -------------            ----------------------------------------------------
                                          C. Mack Parsons

This      day of              , 1998
     ----        -------------            ----------------------------------------------------
                                          W. James Raleigh

This      day of              , 1998
     ----        -------------            ----------------------------------------------------
                                          William E. Stanton

This      day of              , 1998
     ----        -------------            ----------------------------------------------------
                                          H. Jerome Stuckey

This      day of              , 1998
     ----        -------------            ----------------------------------------------------
                                          Harry B. Sullivan

This      day of              , 1998
     ----        -------------            ----------------------------------------------------
                                          John E. Sullivan, as Trustee for Kimberly D. Raleigh
                                          under Instrument dated July 28, 1987

This      day of              , 1998
     ----        -------------            ----------------------------------------------------
                                          John E. Sullivan, as Trustee for Christopher W.
                                          Raleigh under Instrument dated July 28, 1987

This      day of              , 1998
     ----        -------------            ----------------------------------------------------
                                          J. R. Swetenburg

This      day of              , 1998
     ----        -------------            ----------------------------------------------------
                                          Steve F. Warren

This      day of              , 1998
     ----        -------------            ----------------------------------------------------
                                          Russell G. Vance

This      day of              , 1998
     ----        -------------            ----------------------------------------------------
                                          G. Thaddeus Williams

This      day of              , 1998
     ----        -------------            ----------------------------------------------------
                                          Robert Aprea, as Trustee for Kimberly D. Raleigh
                                          under Instrument dated 7/28/87

This      day of              , 1998
     ----        -------------            ----------------------------------------------------
                                          Robert Aprea, as Trustee for Christopher W. Raleigh
                                          under Instrument dated 7/28/87

                                          M.S. Bailey & Son, Bankers, as Trustee for Julius A.
                                          Swetenburg, Ada S. Cain and John Richard
                                          Swetenburg, III

This      day of              , 1998      By:
     ----        -------------               -------------------------------------------------
                                                Name:
                                                     -----------------------------------------
                                          Title:
                                                ----------------------------------------------

                                          M.S. Bailey & Son, Bankers, as Trustee under Trust
                                          for the benefit of C. Bailey Dixon, II

This      day of              , 1998      By:
     ----        -------------               -------------------------------------------------
                                                Name:
                                                     -----------------------------------------
                                          Title:
                                                ----------------------------------------------

                                          The Warren Family Limited Partnership

This      day of              , 1998      By:
     ----        -------------               -------------------------------------------------
                                                Steve Warren, as general partner

This      day of              , 1998      By:
     ----        -------------               -------------------------------------------------
                                                Jane C. Warren, as general partner

This      day of              , 1998
     ----        -------------            ----------------------------------------------------
                                          John R. Russell, as Trustee under Instrument dated
                                          August 11, 1987

                                          MERRILL LYNCH CAPITAL APPRECIATION
                                          PARTNERSHIP NO. VII, L.P.

                                          By:   Merrill Lynch LBO Partners No. II, L.P., as
                                                General Partner

                                          By:   Merrill Lynch Capital Partners, Inc., as
                                                General Partner of Merrill Lynch LBO
                                                Partners No. II, L.P.

This      day of              , 1998      By:
     ----        -------------               -------------------------------------------------
                                          Title:
                                                ----------------------------------------------

                                          ML OFFSHORE LBO PARTNERSHIP NO. VII

                                          By:   Merrill Lynch LBO Partners No. II, L.P., as
                                                Investment General Partner

                                          By:   Merrill Lynch Capital Partners, Inc., as
                                                General Partner of Merrill Lynch LBO
                                                Partners No. II, L.P.

This      day of              , 1998      By:
     ----        -------------               -------------------------------------------------
                                          Title:
                                                ----------------------------------------------

                                          ML EMPLOYEES LBO PARTNERSHIP NO. I,
                                          L.P.

                                          By:   ML Employees LBO Managers, Inc., as
                                                General Partner

This      day of              , 1998      By:
     ----        -------------               -------------------------------------------------
                                          Title:
                                                ----------------------------------------------

                                          MERRILL IBK POSITIONS, INC.

This      day of              , 1998      By:
     ----        -------------               -------------------------------------------------
                                          Title:
                                                ----------------------------------------------

                                          MERCHANT BANKING L.P. NO. I

                                          By:   Merrill Lynch MBP Inc., as General Partner

This      day of              , 1998      By:
     ----        -------------               -------------------------------------------------
                                          Title:
                                                ----------------------------------------------

                                          MERRILL LYNCH KECALP L.P. 1986

                                          By:   KECALP Inc., as General Partner

This      day of              , 1998      By:
     ----        -------------               -------------------------------------------------
                                          Title:
                                                ----------------------------------------------

                                          MERRILL LYNCH CAPITAL APPRECIATION
                                          PARTNERSHIP NO. B-XVI, L.P.

This      day of              , 1998      By:
     ----        -------------               -------------------------------------------------
                                          Title:
                                                ----------------------------------------------

                                          ML OFFSHORE LBO PARTNERSHIP NO. B-XVI

This      day of              , 1998      By:
     ----        -------------               -------------------------------------------------
                                          Title:
                                                ----------------------------------------------

                                          MLCP ASSOCIATES L.P. NO. II

This      day of              , 1998      By:
     ----        -------------               -------------------------------------------------
                                          Title:
                                                ----------------------------------------------

                                          MERRILL LYNCH KECALP L.P. 1989

This      day of              , 1998      By:
     ----        -------------               -------------------------------------------------
                                          Title:
                                                ----------------------------------------------

                                          MERRILL LYNCH KECALP L.P. 1991

This      day of              , 1998      By:
     ----        -------------               -------------------------------------------------
                                          Title:
                                                ----------------------------------------------

This      day of              , 1998      ANTHONY J. RAFFO
     ----        -------------

                                          ----------------------------------------------------


This      day of              , 1998      JOSHUA T. & MARQUITA C. HAMILTON
     ----        -------------            IRREVOCABLE TRUST


                                          By:
                                             -------------------------------------------------
                                          Title:
                                                ----------------------------------------------


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